                                                                    EX-99.B10(a)

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information, and to the use of our report dated January 29, 1999 accompanying the financial statements of the Penn Mutual Life Insurance Company for the year ended December 31, 1998, and to the use of our report dated April 2, 1999 accompanying the financial statements of Penn Mutual Variable Annuity Account III for the year ended December 31, 1998 in the Post-Effective Amendment No. 2 to Registration Statement No. 333-62811 on
Form N-4 of Penn Mutual Variable Annuity Account III.



/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 20, 1999